Exhibit 99.1

SmartPros Releases Year-End 2013 Financial Results
Company Returns to Profitability; Declares 17th Consecutive Dividend

Annual Meeting to be Held July 24, 2014

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. -- March 6, 2014 -- SmartPros Ltd. (Nasdaq: SPRO), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ended December 31, 2013.

For the year ended December 31, 2013, compared to 2012:

•	Net revenue of $16.83 million, compared to $15.88 million

•	Operating income of $148,000, compared to an operating loss of $1.18 million

•	Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization (EBITDA) and Goodwill of $1.27 million, compared to $500,000

•	Net income of $143,000, or $.03 per share, compared to a net loss of $1.9 million, or $0.40 per share

	YEAR ENDED
RECONCILIATION OF NET INCOME TO EBITDA	DECEMBER 31,
	2013	2012

Net income (loss)	$142,923	$(1,895,465)

Provision for income taxes	26,943	735,379
Depreciation and amortization	1,131,499	1,118,157
Interest and dividend income, (net)	(27,453)	(27,023)
Impairment of goodwill	-	568,000

EBITDA	$1,273,912	$499,048
As of December 31, 2013, the Company had approximately $5.3 million in cash and cash equivalents, $4.4 million in deferred revenue, stockholders' equity of $9.7 million, and no debt.

“We are pleased that in spite of a sluggish economy we were able to increase revenues by nearly $1 million to $16.8 million,” said Allen Greene, Chairman and CEO of SmartPros. “In addition we were able to report an operating profit of $148,000, compared to an operating loss of $1.18 million. The net profit for 2013 was $143,000, or $.03 per share, versus a net loss of $1.9 million, or $.40 per share, for 2012. While the economy remains an issue, it is showing signs of a slow recovery. The recession has taken its toll on many businesses, and we are no exception. We remain cautiously optimistic that our business will continue to recover along with the economy. Hopefully the recent weather in the northeast will not derail this fragile recovery.”
Greene added: “SmartPros continues to push for growth. We are focused on diversifying product lines, adding new content and updating existing courseware across all of our core libraries. Over the past year we have continued to make improvements to our learning management systems, including the ability to deliver content on mobile devices. In addition, we are seeing a great deal of interest in our new audit management software system designed to help the financial services industry meet their compliance requirements. We are hopeful that our current efforts, aligned with an uptick in the economy, will enable us to both sustain and increase our top and bottom line growth.”
Greene continued: “Our board of directors continues to look for ways to enhance shareholder value. In that regard the board has declared a dividend of $.015 per share payable on April 7, 2014, to shareholders of record March 21, 2014.”

Further, the board has set May 27, 2014, as the record date for the next Annual Meeting of Stockholders of the Company, which will be held at its headquarters at 12 Skyline Drive, Hawthorne, NY, 10532, on July 24, 2014, at 10 a.m. Eastern Daylight Time.

SmartPros does not host regular earnings conference calls, but does encourage shareholders and other interested parties to contact the Company with any specific questions relating to its public filings. Investor related questions can be addressed by calling 914-829-4974, or by visiting SmartPros’ Investor Relations site at http://ir.smartpros.com

Consolidated Balance Sheets
December 31,	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$5,303,657	$4,918,543
Certificates of deposit	—	500,000
Accounts receivable, net of allowance for doubtful accounts of approximately $20,000 at December 31, 2013 and 2012, respectively	2,430,495	2,612,709
Prepaid expenses and other current assets	340,463	331,493
Total Current Assets	8,074,615	8,362,745

Property and Equipment, net	566,475	547,448
Goodwill	2,807,257	2,807,257
Other Intangibles, net	3,516,411	3,530,744
Other Assets, including restricted cash of $75,000 at December 31, 2013 and 2012, respectively	104,515	104,515
Deferred Tax Asset	600,000	600,000
Investment in Joint Venture	2,268	3,245
Total Assets	$15,671,541	$15,955,954

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,203,222	$706,948
Accrued expenses	234,863	272,921
Deferred revenue	4,395,166	5,006,496
Dividend payable	70,289	58,936
Total Current Liabilities	5,903,540	6,045,301
Long-Term Liabilities:
Other liabilities	70,378	63,598
Total Long-Term Liabilities	70,378	63,598
Total Liabilities	5,973,918	6,108,899
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.0001 par value; 30,000,000 shares authorized, 5,665,433 and 5,622,433 shares issued as of December 31, 2013 and 2012, respectively, and 4,684,441 and 4,714,914 shares outstanding as of December 31, 2013 and 2012, respectively	567	563
Additional paid-in capital	17,217,008	17,393,260
Accumulated deficit	(4,834,220)	(4,977,143)
Common stock in treasury, at cost - 980,992 and 907,519 shares as of December 31, 2013 and 2012, respectively	(2,685,732)	(2,569,625)
Total Stockholders’ Equity	9,697,623	9,847,055
Total Liabilities and Stockholders’ Equity	$15,671,541	$15,955,954

Consolidated Statements of Operations
Years Ended December 31,	2013	2012
Net Revenues	$16,831,004	$15,883,212
Cost of Revenues	7,554,388	7,028,032
Gross Profit	9,276,616	8,855,180
Operating Expenses:
Selling, general and administrative	7,996,727	8,346,635
Depreciation and amortization	1,131,499	1,118,157
Impairment of goodwill	—	568,000
Total Operating Expenses	9,128,226	10,032,792
Operating Income (loss)	148,390	(1,177,612
Other Income (Expense):
Interest and dividend income, net	27,453	27,023
Loss from joint venture	(5,977)	(9,497)
Total Other Income	21,476	17,526
Income (Loss) before Provision for Income Taxes	169,866	(1,160,086)
Provision for Income Taxes	(26,943	(735,379)
Net Income (loss)	$142,923	$(1,895,465)
Net income (loss) per Common Share:
Basic income (loss) per common share	$0.03	$(0.40)
Diluted income (loss) per common share	$0.03	$(0.40)
Weighted Average Number of Common Shares Outstanding:
Basic	4,680,232	4,748,764
Diluted	4,686,074	4,748,764

About SmartPros
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of Web sites averages more than 1 million monthly visits, serving a user base of more than 1.5 million profiled members. Visit: www.smartpros.com

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Specifically, results reported within this press release should not be considered an indication of future performance.

For More Information, Please Contact:
SmartPros Ltd. - Shane Gillispie, VP Marketing Services & eCommerce
914-829-4974 - shanegillispie@smartpros.com